Exhibit 21.1

SUBSIDIARIES OF NORTHERN TIER ENERGY LP
The subsidiaries of Northern Tier Energy LP are listed below.

Name	State of Organization	Percent owned
Northern Tier Energy Holdings LLC	Delaware	100%
Northern Tier Energy LLC	Delaware	100%
Northern Tier Finance Corporation (wholly-owned by Northern Tier Energy LLC)	Delaware	100%
St. Paul Park Refining Co. LLC (wholly-owned by Northern Tier Energy LLC)	Delaware	100%
Northern Tier Oil Transport LLC (wholly-owned by Northern Tier Energy LLC)	Delaware	100%
Northern Tier Retail Holdings LLC (wholly-owned by Northern Tier Energy LLC)	Delaware	100%
Northern Tier Bakery LLC d/b/a/ SuperMom's Bakery (wholly-owned by Northern Tier Retail Holdings LLC)	Delaware	100%
Northern Tier Retail LLC d/b/a SuperAmerica (wholly-owned by Northern Tier Retail Holdings LLC)	Delaware	100%
SuperAmerica Franchising LLC (wholly-owned by Northern Tier Retail LLC)	Delaware	100%
MPL Investment, Inc. (17% of common interests owned by St. Paul Park Refining Co. LLC)	Delaware	17%
Minnesota Pipe Line Company, LLC (17% of common interests owned by St. Paul Park Refining Co. LLC)	Delaware	17%